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Exhibit 23(c)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the use in the Registration Statement on Form S-3 of Pacific Chemical, Inc. of our report dated April 1, 1997 incorporated herein by reference and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Arthur Andersen & Co.

Hong Kong

September 1, 1997